UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Castle Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38984	77-0701774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Friendswood Drive, Suite 401 Friendswood, Texas	77546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 788-9007
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CSTL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2024, Castle Biosciences, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following matters and cast their votes as set forth below:

Proposal 1. Election of Directors

The Company’s stockholders elected the two individuals listed below as Class II Directors, each to serve until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	For	Withhold	Broker Non-Votes
Daniel M. Bradbury	15,949,886	5,278,263	1,238,314
Rodney Cotton	21,110,989	117,160	1,238,314

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of KPMG LLP by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The final voting results are as follows:

For	Against	Abstain
22,265,288	184,003	17,172

Proposal 3. Approval of the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement relating to the Annual Meeting. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
20,622,511	306,249	299,389	1,238,314

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE BIOSCIENCES, INC.

	By:	/s/ Derek J. Maetzold
Derek J. Maetzold
President and Chief Executive Officer
Date: May 24, 2024